                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 OneWave, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 OneWave, Inc.
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                 ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                              WATERTOWN, MA 02172

                                                        April 7, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of OneWave, Inc. (the "Annual Meeting") to be held May 7, 1997, at 9:00 a.m. eastern time, at Exchange Place, 53 State Street, Boston, MA 02109.

  The Annual Meeting has been called for the purpose of (i) electing one Class I Director for a three-year term, (ii) ratifying the selection of independent accountants for the current fiscal year, and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 28, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominee of the Board of Directors as a Director of the Company, and "FOR" the ratification of the selection of independent accountants for the current fiscal year.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          Chairman, Chief Executive Officer
                                          and President

                                 ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                              WATERTOWN, MA 02172
                                (617) 923-6500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 7, 1997

  Notice Is Hereby Given that the Annual Meeting of Stockholders of OneWave, Inc. (the "Company") will be held on May 7, 1997, 9:00 a.m. eastern daylight savings time, at Exchange Place, 53 State Street, Boston, MA 02109 (the "Annual Meeting") for the purpose of considering and voting upon:

  1.The election of one Class I Director for a three-year term;

  2.The ratification of the selection of independent accountants for the current fiscal year; and

  3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.


                                          By Order of the Board of Directors

                                          General Counsel and Corporate
                                          Secretary

Watertown, MA
April 7, 1997

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                 ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                              WATERTOWN, MA 02172
                                (617) 923-6500

                               ----------------
                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 7, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OneWave, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 7, 1997, 9:00 a.m. eastern standard time, at Exchange Place, 53 State Street, Boston, MA 02109, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of one Class I Director of the Company for a three-year term, with such term to continue until the annual meeting of stockholders to be held in the year 2000 (the "2000 Annual Meeting") and until such Director's successor is duly elected and qualified; and

    2. The ratification of the selection of independent accountants for the current fiscal year; and

    3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 7, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's Common Stock, $ .001 par value ("Common Stock") at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 14,991,878 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 78 stockholders of record. Each holder of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to approve the foregoing proposals.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which the instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. Generally, abstentions will be treated as votes cast against a particular proposal and broker non-votes will have no impact on the outcome of the vote on a particular proposal submitted to the Annual Meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of the Director or the ratification of the selection of independent accountants.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT STATED THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN THIS PROXY STATEMENT, AND "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF A DIRECTOR AND THE RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked by the stockholder of record represented by such proxy at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996 (Fiscal 1996), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1

                             ELECTION OF DIRECTOR

  The Board of Directors of the Company (the "Board") is divided into three classes, with two Directors in each class. Sundar Subramaniam, currently a Class I Director, will not be standing for re-election upon the expiration of his term this year, and the Board will therefore be reduced to five members upon the expiration of the current term, at which point there will be one Director in Class I, and two Directors in each of Classes II and III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, one Class I Director will be elected to serve until the 2000 Annual Meeting and until such Director's successor is duly elected and qualified. The Board has nominated Ofer Nemirovsky for re-election as the Class I Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Ofer Nemirovsky as Director. The nominee has agreed to stand for election and to serve, if elected, as a Director. However, if the nominee fails to stand for election or is unable to accept election, proxies will be voted for the election of such other person as the Board may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as a Director of the Company.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD AS A DIRECTOR OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board held three (3) meetings during Fiscal 1996. During Fiscal 1996, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Company's Board has established an Audit Committee and a Compensation Committee.

  The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Audit Committee consists of Stephen R. Levy and Ofer Nemirovsky, and held two (2) meetings during Fiscal 1996.

  The Compensation Committee reviews and recommends the compensation arrangements for all Directors and officers, approves such arrangements for other senior level employees and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company. The Compensation Committee also determines the options or stock to be issued to eligible persons under the OneWave, Inc. 1995 Stock Plan (the "1995 Plan"), the OneWave, Inc. 1996 Stock Plan (the "1996 Plan"), construes and interprets the 1995 Plan and the 1996 Plan (collectively, the "Stock Plans"), and prescribes the terms and conditions of such options or stock. The Compensation Committee also administers the OneWave, Inc. Employee Stock Purchase Plan. In addition, the Compensation Committee establishes, amends and revokes rules and regulations for the administration of all such plans. The Compensation Committee consists of Albert Carnesale and Sundar Subramaniam, and held two (2) meetings during Fiscal 1996. The membership of the Compensation Committee for the period following the Annual Meeting will be determined by the Board at the Board meeting to be held after the Annual Meeting.

  Directors who are officers or employees of the Company receive no compensation for service as Directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board may from time to time determine. Each of Albert Carnesale, Manuel Diaz, Stephen Levy and Ofer Nemirovsky (with Sundar Subramaniam, the "Non-Employee Directors") received a fee of $2,500 for meetings attended during Fiscal 1996. In addition, each of the Non-Employee Directors other than Sundar Subramaniam has been granted an option to purchase 7,000 shares of Common Stock at an exercise price of $12.00 per share. Each Non-Employee Director also automatically receives on January 1 of each year an option to purchase 1,700 shares of Common Stock at an exercise price per share equal to the fair market value of the underlying Common Stock as determined under the 1996 Plan. Each of these options vests annually in equal installments over a four-year period and expires ten years from the date of grant. All Directors are reimbursed for expenses incurred in connection with attendance at meetings.

  Set forth below is certain information regarding the continuing Directors of the Company, including the Class I Director who has been nominated for the election at the Annual Meeting, based on information furnished by them to the Company.

                                                                     DIRECTOR
   NAME                                                        AGE     SINCE
   ----                                                        --- -------------
   CLASS I--TERM EXPIRES 1997
   Ofer Nemirovsky *..........................................  38 March 1996
   CLASS II--TERM EXPIRES 1998
   Albert Carnesale...........................................  60 April 1996
   Stephen R. Levy............................................  56 May 1996
   CLASS III--TERM EXPIRES 1999
   Klaus P. Besier............................................  44 February 1996
   Manuel Diaz................................................  62 May 1996

--------
* Nominee for re-election

  The principal occupation and business experience for at least the last five years of each continuing Director of the Company is set forth below.

  Klaus P. Besier has served as Chairman, President and Chief Executive Officer of the Company since February 1996. Mr. Besier has more than 20 years of experience in international management and computer services. From 1994 to 1996, Mr. Besier was the Chief Executive Officer of SAP America, Inc., a business application software vendor. From 1992 to 1993, Mr. Besier served as the President of SAP America, Inc. From

1991 to 1992, Mr. Besier was Vice President of Sales of SAP America, Inc. From 1977 to 1990, Mr. Besier held various senior management positions, including General Manager and Corporate Vice resident, with various affiliates of Hoechst Celanese in Germany, Italy and the U.S.

  Albert Carnesale has served as a Director of the Company since April 1996. Dr. Carnesale is the Lucius N. Littauer Professor of Public Policy and Administration at Harvard University. Since July 1994, Dr. Carnesale has been Provost of Harvard University. From July 1991 through December 1995, Dr. Carnesale served as the Dean of the John F. Kennedy School of Government at Harvard University. From 1981 to 1991, Dr. Carnesale served as the Academic Dean of the John F. Kennedy School of Government of Harvard University. Dr. Carnesale has held positions with Martin Marietta Corporation from 1957 to 1962 and the United States Arms Control and Disarmament Agency from 1969 to 1972. He is also a member of the Council on Foreign Relations and of the International Institute for Strategic Studies. Dr. Carnesale also serves as a director of Open Environment Corporation and Teradyne, Inc.

  Manuel Diaz has served as a Director of the Company since May 1996. Since 1993, Mr. Diaz has been a Vice President for Hewlett-Packard Company and general manager of worldwide sales, marketing and services for its Computer Systems Organization ("CSO"). Mr. Diaz joined HP Mexicana in Mexico City as its general manager in 1982, and was promoted to managing director of HP Latin America in 1986. In 1991, Mr. Diaz was named sales and marketing manager of CSO for the US, Canada and Latin America, and in 1993 named to his current position. Prior to joining HP, Mr. Diaz was director general of Infodinamica S.A. de C.V. in Mexico City, executive vice president of Bancomer, S.A. and general manager of IBM Corporation's Northern Latin America Region.

  Stephen R. Levy has served as a Director of the Company since May 1996. Since 1995, Mr. Levy has been a private investor and consultant. Mr. Levy is presently a director of BBN Corporation (formerly Bolt Beranek and Newman Inc.) and previously served BBN as President and Chief Executive Officer from 1976 to 1983, as Chairman of the Board and Chief Executive Officer from 1983 to 1993, as Chairman of the Board, President and Chief Executive Officer in 1993, and as Chairman of the Board from 1994 to 1995. Mr. Levy also serves as a director of ThermoOptek Corporation.

  Ofer Nemirovsky has served as a Director of the Company since March 1996. Mr. Nemirovsky is a Managing Director of HVP Partners, LLC, f/k/a Hancock Venture Partners, Inc. ("HVP"). Prior to joining HVP in 1986, Mr. Nemirovsky held various computer sales and marketing positions at Hewlett-Packard. He is currently a director of several privately held companies.

                              EXECUTIVE OFFICERS

  Set forth below is certain information regarding the executive officers of the Company as of December 31, 1996.

EXECUTIVE OFFICERS

    NAME                 AGE                           POSITION
    ----                 ---                           --------
Klaus P. Besier.........  44 Chairman of the Board, President and Chief Executive Officer
John S. Coviello........  51 Vice President of Engineering
Mark J. Gallagher.......  42 Chief Financial Officer and Treasurer
Craig Newfield..........  37 General Counsel and Secretary

  The principal occupation and business experience for the last five years of the Company's executive officers, other than such officers who also served as Directors, is set forth below.

  John S. Coviello has served as Vice President of Engineering since June 1996. From 1994 to 1996, Mr. Coviello served as Vice President of Technology, Planning & Architecture for SABRE of AMR Corporation, the parent corporation of American Airlines. From 1992 to 1994, Mr. Coviello served as Director of Open Systems Marketing of Amdahl Corporation. Prior to 1992, Mr. Coviello served as Amdahl's Director of Open Systems Development.

  Mark J. Gallagher has served as Chief Financial Officer since June 1996, and Treasurer since September 1996. From December 1995 to June 1996, Mr. Gallagher served as Vice President and Chief Financial Officer of Gel Sciences, Inc. From 1988 to 1995, Mr. Gallagher served as a Senior Vice President of Finance & Administration, Treasurer and Chief Financial Officer of Parametric Technology Corporation.

  Craig Newfield has served as General Counsel to the Company since April 1996 and as Secretary of the Company since May 1996. From February 1993 to April 1996, Mr. Newfield served as in-house counsel for Marcam Corporation, a business application software vendor. From 1990 to 1993, Mr. Newfield was employed as an associate at the law firm of Jager, Smith, Stetler & Arata, P.C. From 1987 to 1990, Mr. Newfield was employed as an associate at the law firm of Brown, Rudnick, Freed & Gesmer.

  Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

  Summary Compensation. The following summary compensation table sets forth for the last two fiscal years information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers serving as executive officers at December 31, 1996, and certain other persons who served as executive officers during fiscal 1996 (the "named executive officers") who earned in excess of $100,000 during fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
                                ANNUAL COMPENSATION          AWARDS
                             --------------------------   ------------
                                                           SECURITIES
                                                           UNDERLYING   ALL OTHER(2)
NAME AND PRINCIPAL POSITION  YEAR(1) SALARY($) BONUS($)    OPTIONS(#)  COMPENSATION($)
---------------------------  ------- --------- --------   ------------ ---------------
Klaus P. Besier, Chief
 Executive Officer......      1996    188,654        0      330,000        18,064
John Burke, former Vice
 President of Sales(3)..      1996    104,615        0      403,330        35,627
John S. Coviello, Vice
 President of Engineer-
 ing....................      1996    104,330   64,800      250,000        46,756
Mark J. Gallagher, Chief
 Financial Officer......      1996    100,769        0      400,000         1,500
Joseph Gruttadauria,
 former Vice President
 of Professional
 Services(3)............      1996     97,503   80,000       76,666        14,987
James G. Nondorf, former
 Vice President of
 Strategic
 Alliances(3)(4)........      1996    110,000   94,129(5)         0         2,440
                              1995     39,086        0      266,666             0
Eric Sockol, former
 Chief Financial Offi-
 cer(3).................      1996     87,500   20,000       16,666        13,688(6)
                              1995     13,654        0       50,000             0

--------
(1) Messrs. Besier, Burke, Coviello, Gallagher and Gruttadauria were not employed by the Company during fiscal year 1995.
(2) Includes taxable relocation expense reimbursement and Company contributions to the Company's 401(k) plan on behalf of the executives.
(3) Messrs. Burke, Gruttadauria, Nondorf and Sockol have resigned from the Company.
(4) Mr. Nondorf served as Chief Executive Officer of the Company until February 1996.
(5)  Includes a bonus of $25,000, and commissions of $69,129.
(6)  Includes a payment of $12,500 in severance.

  Option Grants. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to certain named executive officers of the Company who received such grants during Fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                          NUMBER OF       PERCENT                                      VALUE AT ASSUMED ANNUAL
                          SECURITIES      OF TOTAL                                         OF STOCK PRICE
                          UNDERLYING      OPTIONS                                         APPRECIATION FOR
                           OPTIONS        GRANTED     EXERCISE RATES                       OPTION TERM(1)
                           GRANTED      TO EMPLOYEES     OR BASE        EXPIRATION     ------------------------
    NAME                     (#)       IN FISCAL YEAR  PRICE ($/SH)        DATE           5%($)      10%($)
    ----                  ----------   -------------- -------------- ----------------- ----------- ------------
Klaus P. Besier.........   330,000(2)       13.6%          7.50      March 14, 2006      1,556,500   3,944,500
John Burke(3)...........   403,330          16.6%          7.50      January 14, 1997    1,902,373   4,821,016
John S. Coviello(4).....   250,000(4)       10.3%         12.00      June 23, 2006       1,886,700   4,781,200
Mark J. Gallagher(5)....   400,000(5)       16.5%         12.00      June 23, 2006       3,018,700   7,650,000
Joseph Gruttadauria(3)..    46,666           1.9%          7.50      June 19, 1997         220,100     557,800
                            30,000           1.2%         13.75      June 19, 1997         259,400     657,400
Eric Sockol(3)..........    16,666            .7%          7.50      February 12, 1997      78,608     199,209

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% for the exercise price of such options over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(2) Represents (i) an option to purchase 180,000 shares vesting equally over three years, and (ii) an option to purchase 150,000 shares vesting equally over six years, in each case subject to accelerated vesting upon the occurrence of certain events.

(3) In connection with the termination of employment of each of Messrs. Burke, Gruttadauria and Sockol: (i) Mr. Burke's vested options to purchase 59,350 shares expired on January 14, 1997, and his unvested options to purchase 343,980 shares were canceled immediately upon termination of employment on October 16, 1996; (ii) Mr. Gruttadauria's vested options to purchase 13,333 shares will expire on June 15, 1997, and his unvested options to purchase 63,333 shares were canceled immediately upon termination of employment on March 21, 1997; and (iii) Mr. Sockol's vested and unexercised options to purchase 2,633 shares expired on February 12, 1997, and his unvested options to purchase 8,333 shares were canceled immediately upon termination of employment on November 14, 1996.

(4) Represents: (i) an option to purchase 50,000 shares vesting six months from the date of hire, and (ii) an option to purchase 200,000 shares vesting equally over four years from the date of hire.

(5) Represents: (i) an option to purchase 75,000 shares vesting six months from date of hire, (ii) an option to purchase 125,000 shares vesting 24 months from the date of hire, (iii) an option to purchase 100,000 shares vesting 30 months from the date of hire subject to accelerated vesting upon the occurrence of certain events, and (iv) an option to purchase 100,000 shares vesting 42 months from the date of hire subject to accelerated vesting upon the occurrence of certain events.

  Option Exercises and Option Values. The following table sets forth information concerning the number of shares acquired upon exercise and the value realized on exercise by certain named executive officers, and the value of unexercised options to purchase Common Stock of the Company held by the named executive officers as of December 31, 1996.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                       OPTIONS AT DECEMBER 31, 1996       AT DECEMBER 31, 1996 ($)(1)
                                                       --------------------------------   ------------------------------
                         SHARES ACQUIRED     VALUE
          NAME           ON EXERCISE (#)  REALIZED ($)  EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
          ----           --------------- ------------- --------------   ---------------   -------------   --------------
Klaus P. Besier.........          0              --                   0           330,000               0          103,125
John Burke..............          0              --              59,350                 0          18,547                0
John S. Coviello........          0              --              50,000           200,000               0                0
Mark J. Gallagher.......          0              --              75,000           325,000               0                0
Joseph Gruttadauria.....          0              --              13,333            63,333           4,167           10,417
James G. Nondorf........     66,666         400,000             200,000                 0         662,500                0
Eric Sockol.............      5,700          32,650              33,883                 0         104,339                0

--------
(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 1996 ($7.813) less the option exercise price.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  The Company has entered into letter agreements with each of its executive officers, providing for base salary, bonus, incentive compensation and relocation expense reimbursement, as applicable. Each executive is an employee at will. Under the Company's standard Employee Agreement, each of the executives is subject to provisions concerning the ownership, use and disclosure of the Company's confidential information and intellectual property, and a one-year restriction on competition with the Company following termination of employment for any reason.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of the Company currently consists of Albert Carnesale and Sundar Subramaniam. The composition of the Compensation Committee for the period following the Annual Meeting will be determined at the Board meeting to be held after the Annual Meeting.

  Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the software industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options.

  The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option grants under the Option Plan.

  The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those in the software industry. In addition, the Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants and, through stock option grants, to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance. The Compensation Committee also has determined that any stock option or other equity-based compensation should involve long-term vesting to encourage long-term tenure and enhancement of stockholder value over the long-term.

  Base Salary and Bonuses. Base salaries for executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities within the software industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officers. Salary adjustments are normally determined and made on an annual basis.

  The base salary, bonuses and incentive compensation for each of the Company's executive officers were established pursuant to agreements as described above, under "Employment Agreements With Executive Officers" and below, under "Compensation of the Chief Executive Officer." These base salaries and other compensation were determined with reference to the compensation of executives of similar companies in the software industry.

  Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; and give executives a long-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance, and awards reflect individual performance reviews. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options typically vest over four years in order to encourage outstanding performance over the long-term. Stock options generally have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.

  Compensation of Chief Executive Officer. Klaus P. Besier, the Company's Chairman, Chief Executive Officer and President, receives competitive compensation, and is eligible for such benefits as are in effect for all Company employees. In Fiscal 1996, Mr. Besier's base salary was $200,000, and Mr. Besier received no cash bonus. Mr. Besier received options to purchase an aggregate of 330,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

Submitted by the Compensation Committee:

          ALBERT CARNESALE          SUNDAR SUBRAMANIAM

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since May 10, 1996 all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an officer of the Company. The current members of the Compensation Committee are Albert Carnesale and Sundar Subramaniam. Prior to May 10, 1996 and the creation of the Compensation Committee, all Directors participated in deliberations of the Company's Board of Directors concerning executive compensation. Mr. Subramaniam has an interest in certain related parties; see "Certain Relationships and Related Transactions".

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Computer & Data Processing Industry Stock Index, for the period commencing July 3, 1996 and ending December 31, 1996. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Computer & Data Processing Industry Stock Index on July 3, 1996, the date of the Company's initial public offering, and the reinvestment of all dividends.

                         [GRAPH APPEARS HERE]

                                                          NASDAQ
                                                         COMPUTER
                                              NASDAQ     AND DATA
Measurement period                            STOCK     PROCESSING
(Fiscal Year Covered)         ONEWAVE, INC.   MARKET      STOCKS
---------------------         -------------   ------      ------
Measurement PT -
07/31/96                        $ 100        $ 100       $ 100
Jul-96                          $  83        $  91       $  90
Aug-96                          $  83        $  96       $  92
Sep-96                          $  84        $ 104       $ 102
Oct-96                          $  78        $ 102       $ 100
Nov-96                          $  61        $ 109       $ 107
Dec-96                          $  43        $ 109       $ 106







                         SUMMARY OF STOCK OPTION PLANS

  The 1995 Plan was adopted by the Board and approved by the Company's stockholders on March 1995. The 1996 Plan was adopted by the Board and approved by the Company's stockholders in May 1996, and amended by the Board with the requisite approved of the stockholders in June 1996 and further amended by the Board in October 1996. The issuance of shares of Common Stock pursuant to the Stock Plans has been registered under the Securities Act of 1933, as amended, on a registration statement on Form S-8 which was filed with the Securities and Exchange Commission on July 30, 1996. The Stock Plans are designed and intended as a performance incentive for officers, Directors, employees consultants and other key persons performing services for the Company ("Eligible Persons"). Although no action by the stockholders with respect to the Stock Plans is proposed to be taken, a description of the material features of the Stock Plans is being provided herein in order to qualify for exemption under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") certain grants of awards made under the Stock Plans prior to August 15, 1996, the effective date of recent amendments to Rule 16b-3 under the Exchange Act.

  The Company has reserved an aggregate of 4,150,000 shares of Common Stock for issuance under the Stock Plans, of which 2,404,133 shares may be issued under the 1995 Plan, and 1,745,867 shares may be issued under the 1996 Plan. The total number of shares available under the Stock Plans will be subject to adjustment upon the occurrence of a stock dividend, stock split or other change affecting the Common Stock. In order to satisfy the performance-based compensation exception to the $1 million cap on the Company's tax deduction imposed by Section 162(m) of the Code, the 1996 Plan provides that stock options with respect to no more than 333,333 shares of Common Stock may be granted to any one individual in any one calendar year after the Company becomes subject to Section 162(m) of the Code. The shares of Common Stock issued by the Company under the Stock Plans may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the Stock Plans do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

  Plan Administration; Eligibility. The Stock Plans are administered by the Board or by a committee appointed by the Board in accordance with the rules and regulations promulgated under the Exchange Act. All members of such committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission (the "Commission") and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The Board or authorized committee will interpret and make any determination under the Stock Plans and any grants granted thereunder.

The Stock Plans are currently administered by the Compensation Committee. The Compensation Committee has full power to select from among the Eligible Persons the individuals to whom awards will be granted, to make any combination of awards to such individuals, and to determine the specific terms and conditions of each award, subject to the provisions of the Stock Plans. Under the 1996 Plan, the Compensation Committee, in its discretion, may delegate to the Chief Executive Officer of the Company, all or part of the Compensation Committee's authority and duties with respect to the granting of awards under the 1996 Plan to individuals who are not subject to Section 16 of the Exchange Act or are "covered employees" within the meaning of Section 162(m) of the Code.

  Awards. The Stock Plans permit the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code, (ii) options that do not so qualify ("Non-Qualified Options") and (iii) shares of Common Stock. Under the 1996 Plan, each non-employee Director first joining the Board will receive an automatic option grant to purchase 7,000 shares of Common Stock when such Director is first elected or appointed to the Board. In addition, each non-employee Director will receive an automatic option grant to purchase 1,700 shares under the 1996 Plan on each January 1 that such Director is a member of the Board. The exercise price of all option shares granted to non-employee Directors under the 1996 Plan will be at the fair market value of the Common Stock at the time of the grant, and all such options will vest in equal annual installments over a four-year period. The option exercise price of Incentive Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price for Non-Qualified Options and the purchase price for Common Stock awards is determined at the discretion of the Compensation Committee. To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

  The term of each option will be fixed by the Compensation Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the respective Stock Plans, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

  Upon exercise, the option exercise price must be paid in full either in cash or check or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee or optionee's personal recourse note. Under the 1996 Plan, the option exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee or by delivery of a promissory note if such loan of funds is authorized by the Board.

  Amendments and Termination. The Board may at any time amend or discontinue the Stock Plans. However, amendments to the 1996 Stock Plan may be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options. No action may be taken which adversely affects any rights under outstanding options without the holder's consent.

  Change of Control Provisions. In the event of a change of control of the Company effected by a merger or sale of substantially all of the Company's assets, the 1996 Plan provides that options granted under such plan will terminate unless an assumption or substitution of such options is provided therefor, and the 1995 Plan provides that options granted under such plan will be substituted or terminated in exchange for cash consideration.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal Federal income tax consequences of option grants under the Stock Plans. It does not describe all Federal tax consequences under the Stock Plans, nor does it describe state or local tax consequences.

  Incentive Options. Under the Code, an employee will generally not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition and, provided the Company complies with applicable withholding or reporting requirements, the Company will generally receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised minus (2) the exercise price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. A disqualifying disposition generally includes any sale, exchange, gift or transfer of legal title (other than by pledge) of shares during either of the holding periods described above. Special rules apply in certain cases, including transfer to the employee's spouse, transfer to the employee's former spouse incident to a divorce, and transfer on death. Special rules also apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option. An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes; provided that in the case of termination by reason of disability, the three-month period is extended to one year, and in the case of death occuring during employment or within three months after termination, the three month limitation does not apply.

  Non-Qualified Options. There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except generally as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company generally will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares. Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

  Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other named executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation (other than performance-based compensation) in excess of $1 million a year.

NEW PLAN BENEFITS

  The number of awards to be granted under the Stock Plans is undeterminable at this time as future grants of awards under the Stock Plans are subject to the discretion of the Compensation Committee. As of the Record Date, approximately 165 persons were eligible to participate in the Stock Plans. The table below shows the aggregate number of shares of Common Stock underlying awards that were granted under the Stock Plans in Fiscal 1996.

                                                                  NUMBER OF
                                                  RANGE OF         SHARES
                                                  EXERCISE       UNDERLYING
NAME OF GROUP                                  PRICES ($) (1) STOCK OPTIONS (2)
-------------                                  -------------- -----------------
Klaus P. Besier, Chief Executive Officer.....          7.50         330,000
John Burke, former V.P. of Sales.............          7.50         403,330
John S. Coviello, Vice President of Engineer-
 ing.........................................         12.00         250,000
Mark J. Gallagher, Chief Financial Officer...         12.00         400,000
Joseph Gruttadauria, former Vice President of
 Professional Services.......................    7.50-13.75          76,666
Craig Newfield, General Counsel and Secre-
 tary........................................          7.50          33,333
James G. Nondorf, former Vice President of
 Strategic Alliances.........................            --               0
Eric Sockol, former Chief Financial Officer..          7.50          16,666
Executive Group..............................    7.50-13.75       1,509,995
Non-Executive Director Group.................         16.00          28,000
Non-Executive Employee Group.................    7.50-16.00         919,653

--------
(1) Represents range of exercise prices for options outstanding at December 31, 1996.
(2) Represent aggregate number shares of Common Stock underlying the options granted during 1996 under the 1995 Plan and 1996 Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain of the Company's principal stockholders are affiliated with each other through family and other relationships. Sundar Subramaniam, a director of the Company, and John J. Donovan, Sr., are limited partners, and Mr. Donovan, Sr. is the sole stockholder and president of the corporate general partner, of J&S Limited Partnership ("J&S"). Mr. Donovan Sr.'s adult children are the ultimate beneficial owners of the shares of Common Stock held by Harrington Trust Limited, as Trustee of the Appleby Trust ("Appleby"), and Legacy Investment Partnership ("Legacy") and one of his sons, John J. Donovan, Jr., was the President of the Company from its inception through June 1995 and a director of the Company from its inception through March 1996.

  On May 3, 1995, the Company issued 6% 5-year convertible subordinated notes to each of J&S (in the original principal amount of $250,000) and Appleby (in the original principal amount of $750,000). On November 30, 1995, Appleby converted the promissory note held by it into 1,136,363 shares of Common Stock. In March 1996, the Company repaid in full the promissory note held by J&S. On December 29, 1995, Appleby loaned the Company the principal sum of $750,000 under a 9% 5-year subordinated note. The Company repaid this note, in full, in March 1996.

  During 1995 and the first two months of 1996, the Company shared office space with Cambridge Technology Group, Inc. ("CTGroup"), a company under the control of a significant stockholder of the Company. CTGroup charged the Company for a portion of certain common costs incurred in addition to any specific items paid by CTGroup on the Company's behalf. These costs were allocated based on head count or actual cost incurred. During the period from inception (January 19, 1994) to December 31, 1994 and for the years ended December 31, 1995 and 1996, CTGroup charged the Company $956,844, $1,013,142 and $117,442, respectively, for these costs.

  In connection with the establishment by the Company of credit facilities in the aggregate amount of $5,000,000 with State Street Bank and Trust Company ("State Street") on February 16, 1996, John J. Donovan, Sr., John J. Donovan, Jr. and J&S each gave an unlimited guaranty of all of the Company's obligations to State Street. The guaranty of J&S was secured by a pledge of certain shares of common stock of Open Environment Corporation ("OEC"). This loan was repaid in July 1996, and the guarantees have been terminated.


  In connection with the Company's offer of employment to Klaus P. Besier as President and Chief Executive Officer, J&S made a $1,000,000 payment to Mr. Besier. The Company incurred no liability for such payment. As a former employee of SAP America, Mr. Besier continued during 1996 to be a participant in the SAP Phantom Convertible Debenture Appreciation Right 1994/2004 Program (the "SAP Plan") pursuant to which he held a phantom stock appreciation right evidencing the right to receive the appreciation in value of a specified number of shares of SAP Preferred Stock. In connection with the Company's offer of employment and as an inducement to Mr. Besier, J&S also agreed to pay Mr. Besier an amount equal to the amount, if any, by which the value of his stock appreciation right decreased between the date of such offer and September 30, 1996. The Company had no liability or responsibility to make any payment to Mr. Besier in connection with the SAP Plan. In addition, Appleby sold 960,000 shares of Common Stock to Mr. Besier for a purchase price of $1.50 per share, for an aggregate purchase price of $1,440,000. At the time of such purchase, the Common Stock had a fair market value of $7.50 per share. As an inducement to Mr. Besier to accept the Company's employment offer, the Company agreed to lend Mr. Besier up to $2,560,000 to fund the amount of income tax liability incurred by Mr. Besier in connection with this stock purchase based upon the difference between the purchase price for the shares and the fair market value of the shares at the time of such purchase.

  The Company and OEC are parties to a Software, Education, Services Distribution Agreement dated June 21, 1995 (as amended, the "Distribution Agreement"), pursuant to which the Company is authorized to distribute, on a non-exclusive basis, worldwide (except Japan) OEC's software products and services. The Distribution Agreement expires on June 21, 1997, subject to annual renewals by mutual consent. Under the Distribution Agreement, the Company purchased, for $260,000, a master copy of OEC's software products and received the right to make 25 copies of such software for resale during the term of the Distribution Agreement. The Company is entitled to purchase for resale additional copies of OEC software products at a discount of 50% below OEC's list price, and to resell OEC services and education products at a discount of 25% below OEC's list price. Under the Distribution Agreement, the Company is prohibited from marketing, reselling or advocating products or services competitive with the products or services of OEC. At the time the Company entered into the Distribution Agreement, John J. Donovan, Jr. was President and a director of the Company and a director of OEC and John J. Donovan, Sr. was the Chairman of the Board of OEC. Sundar Subramaniam is a former officer and director of OEC. James G. Nondorf, formerly President and a director of the Company, is a former director of OEC. Appleby, Legacy, J&S and Mr. Subramaniam were principal stockholders of OEC. A number of the Company's employees are former employees of OEC.

  The Company and OEC are also parties to an OEM Source Code License Agreement dated as of December 29, 1995 (the "OEM Agreement"), pursuant to which the Company purchased a perpetual, non-exclusive license to incorporate certain OEC software products into, or bundle such products with, the Company's software products and has received the source code for such OEC products. The Company paid a license fee of $2,200,000 to OEC under the OEM Agreement. The Company has allocated the cost of the source code to research and development expenses in 1995.

  On October 31, 1995, the Company sold to OEC the source code for certain software technology relating to the customization and enhancement of SAP software products. OEC paid the Company an initial software license fee of $500,000 under the agreement by which the source code was transferred, and agreed to pay the Company a royalty in an amount equal to 20% of the first $1,000,000 of sales revenue recognized by OEC related to products incorporating components of the transferred source code and 10% of such sales revenues in excess of $1,000,000. OEC's royalty obligations expire on the earlier of October 1, 1997 or the date on which OEC's aggregate sales revenues related to products incorporating components of the transferred source code exceed $3,000,000.

  In November 1996, the Company obtained third party software licenses from CTGroup in exchange for certain source code rights previously purchased from Open Environment Corporation under the OEM Agreement. The software licenses received and the source code rights given were deemed to be of equal value.

  In November 1996, OEC was acquired by Borland International, Inc. To the best of the Company's knowledge as a result of the acquisition, no stockholder of the Company holds a significant ownership interest in the combined entity. Accordingly, effective November 1996, OEC is not a related party.

  During April 1996, the Company repurchased an aggregate of 800,000 shares of Common Stock from four stockholders, at a price of $7.50 per share. Of these shares, 66,667 shares were repurchased from James G. Nondorf, a former President and director of the Company and the then-current Vice President of Strategic Alliances, for an aggregate price of $500,000; 233,333 shares were repurchased from J&S, for an aggregate price of $1,750,000; and 233,333 shares were repurchased from Appleby, for an aggregate price of $1,750,000. The remaining 266,667 shares were repurchased from Len Hafetz for an aggregate price of $2,000,000, pursuant to a Stock Purchase Agreement between Mr. Hafetz and John Donovan, Sr., who assigned his rights and obligations under such agreement to the Company.

  Since February 29, 1996, the Company has sold 1,332,127 shares of Series B Preferred Stock at a purchase price per share of $5.54 and 1,200,000 shares of Series C Preferred Stock at a purchase price per share of $5.00. Such shares of Preferred Stock were converted into shares of Common Stock upon the Company's initial public offering in July 1996.

  In connection with the purchase of Series B Preferred Stock, certain purchasers of such stock and certain common stockholders agreed that such stockholders would vote their shares to elect one director to the Board of Directors designated by the holders of the Series B Preferred Stock. Pursuant to such agreement, Ofer Nemirovsky, a general partner of the general partners of certain investment funds which participated in such offering, was nominated and elected to the Board of Directors. This Agreement terminated upon consummation of the Company's initial public offering offering in July 1996.

  In connection with its purchase of Series B Preferred Stock, Hewlett-Packard Company was granted a right of first refusal, for as long as it owns at least 36,603 shares of Common Stock, with respect to securities of the Company which the Company proposes to sell in private placements to designated computer hardware manufacturers and other companies that derive a majority of their revenues from the sale of computer hardware.

  Included in revenues generated from alliance partners during 1996 were $2,920,000 of software license and $514,450 of consulting services revenues associated with the development of vertical applications in conjunction with Internet Business Solutions, Inc. (IBS). IBS, a related party, provided up to 100% of the funding of the purchase of software licenses and consulting services in return for certain rights in the developed applications.

CONFLICTS OF INTEREST

  Conflicts of interest may arise in the course of business transactions between the Company, its officers, directors and principal stockholders, and their affiliates. The Company believes that the transactions described above were at terms no less favorable than the Company would have obtained from unaffiliated third parties. In connection with the Company's initial public offering, the Company adopted a policy that all future transactions between the Company and its officers, directors or other affiliates (other than compensation and employment matters) be reviewed by the Board of Directors on an on-going basis and submitted to the Audit Committee or other comparable body for review where appropriate.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of the date indicated by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 1996, (ii) each of the Company's Directors as of the Record Date, (iii) each of the named executive officers in the Summary Compensation Table as of the Record Date, and (iv) all of the Company's executive officers and Directors as a group as of the Record Date.

 DIRECTORS, OFFICERS AND 5% STOCKHOLDERS (1)   NUMBER (1)    PERCENTAGE (2) (3)
 -------------------------------------------   ----------    ------------------
Sundar Subramaniam (4)........................ 2,742,137            18.3
 219 Vassar Street
 Cambridge, MA 02139
Harrington Trust Limited, as Trustee of the
 Appleby Trust ............................... 2,722,123            18.2
 Cedar House, 41 Cedar Avenue
 Hamilton, Bermuda HM 12
Legacy Investment Partnership (5)............. 1,333,333             8.9
 219 Vassar Street
 Cambridge, MA 02139
Putnam Investments, Inc. (6).................. 1,215,305             8.1
 One Post Office Square
 Boston, MA 02109
J&S Limited Partnership (7)...................   981,978             6.6
 219 Vassar Street
 Cambridge, MA 02139
NAMED EXECUTIVE OFFICERS & DIRECTORS:
 NAMED EXECUTIVE OFFICERS:
Klaus P. Besier............................... 1,111,667(8)          7.4
John Burke....................................         0               *
John S. Coviello..............................    50,000(8)            *
Mark J. Gallagher.............................    76,493(8)            *
Joseph Gruttadauria...........................    13,333(8)            *
James G. Nondorf..............................   200,000             1.3
Eric Sockol...................................         0               *
 DIRECTORS:
Albert Carnesale..............................         0               *
Manuel Diaz...................................         0               *
Stephen R. Levy...............................    33,333               *
Ofer Nemirovsky (9)...........................   481,347             3.2
All directors and named executive officers as
 a group (13 persons) (10).................... 4,722,464            30.6

--------
 *  Represents less than 1% of the outstanding shares.
 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("Currently Exercisable Options") are deemed outstanding for computing the percentage of a person holding such options but are not deemed outstanding for computing the percentage of any other person. For purposes of this table, stock options subject to acceleration upon the occurrence of events other than the passage of time are not deemed to be Currently Exercisable Options.
 (2) Information with respect to beneficial owners of more than 5% of the outstanding shares of Common Stock is based solely on information provided to the Company and reported to the Commission on Schedules 13G filed as of February 14, 1997.

 (3) All percentages have been determined as of the Record Date in accordance with Rule 13d-3 under the Exchange Act. As of the Record Date, a total of approximately 14,991,878 shares of Common Stock were issued and outstanding and a total of 740,002 shares of Common Stock were subject to Currently Exercisable Options.
 (4) Does not include 981,978 shares held by J&S Limited Partnership in which Mr. Subramaniam holds a 50% beneficial interest but over which Mr. Subramaniam exercises no voting or investment power.
 (5) John J. Donovan, Jr. is the managing partner of Legacy Investment Partnership and has exclusive voting and investment power over these shares, and, as such, may be deemed the beneficial owner of these shares.
 (6) Represents 1,070,205 shares held by Putnam Investment Management, Inc., and 145,100 shares held by The Putnam Advisory Company, Inc., each a wholly owned subsidiary of Putnam Investments, Inc., which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, NY 10036.
 (7) John J. Donovan, Sr. is the president and sole stockholder of Controller Corp., Inc., the general partner of J&S Limited Partnership, and, as such, may be deemed the beneficial owner of these shares.
 (8) Includes the following number of shares subject to Currently Exercisable
     Options: (i) for Mr. Besier, 85,000 shares; (ii) for Mr. Coviello, 50,000 shares, (iii) for Mr. Gallagher, 75,000 shares; and (iv) for Mr. Gruttadauria, 13,333 shares. For all of the foregoing stock options, the exercise price is greater than fair market value of the underlying shares as of the Record Date.
 (9) Includes (i) 457,280 shares of Common Stock held by Hancock Venture Partners IV-Direct Fund L.P. and (ii) 24,067 shares of Common Stock held by Falcon Ventures II, L.P., of which partnerships Mr. Nemirovsky is a general partner of the respective general partners, but as to which Mr. Nemirovsky disclaims beneficial ownership.
(10) Includes 436,666 shares subject to Currently Exercisable Options (including 13,333 options held by Craig Newfield, General Counsel and Secretary) and 821 shares held by Mr. Newfield.

                                 MARKET VALUE

  On December 31, 1996, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $7.813.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before December 8, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, OneWave, Inc., One Arsenal Marketplace, 2nd Floor, Watertown, MA 02172.

                                  PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  Although Delaware law does not require that the selection by the Board of Directors of the Company's independent accountants be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit the selection of independent accountants to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen & Co. LLP as the Company's independent accountants for fiscal 1997.

  The Company expects that a representative of Arthur Andersen & Co. LLP will attend the annual meeting, and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN & CO. LLP AS INDEPENDENT ACCOUNTANTS.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1996, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 OneWave, Inc.
                           One Arsenal Marketplace
                        Watertown, Massachusetts, 02172

                 Annual Meeting of Shareholders - May 7, 1997
              Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Klaus P. Besler, Mark J. Gallagher and Craig Newfeld as proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Shareholders of OneWave, Inc. to be held at Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Wednesday, May 7, 1997, at 9:00 a.m., and at any adjournment or adjustments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S), IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

    -------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
--- ENVELOPE.                                                                 --
    -------------------------------------------------------------------------
     Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

----------------------------                   ---------------------------------

----------------------------                   ---------------------------------

----------------------------                   ---------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

    ============================================================================
                                 ONEWAVE, INC.
    ============================================================================


    RECORD DATE SHARES:

                                                    ----------------------------
  Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


    Shareholders sign here                  Co-owner sign here
                          ------------------                  ------------------

1. Election of Director.
                                                                          With-
                                                                    For   hold
                  Ofer Nemirovsky                                   [_]    [_]

   Note: If you do not make any box, your shares will be withheld from this vote.

                                                       For    Against    Abstain
2. Ratification of the appointment of Arthur           [_]      [_]        [_]
   Andersen LLP as independent auditors of
   the Company.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

   Mark box at right if an address change or comment has been noted on     [_]
   the reverse side of this card.

DETACH CARD                                                          DETACH CARD

                                ONEWAVE, INC.

Dear Shareholder,

Please take note of the important information with the Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark boxes on this proxy card to indicate how your shares are voted.
Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 7, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ONEWAVE, INC.